                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated February 20, 1998 on the consolidated financial statements of MRV Communications, Inc. (and to all references to our Firm) included in or made a part of this Registration Statement.


                                         /s/ ARTHUR ANDERSEN LLP
                                             ARTHUR ANDERSEN LLP

Los Angeles, California
September 22, 1998